UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Fortress America Acquisition Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chief Executive Officer	Cameron Associates
Fortress America Acquisition Corporation	212-245-8800 Ext. 205
Phone: 703-528-7073 Ext. 102	john@cameronassoc.com
hweiss@fortressamerica.net

FOR IMMEDIATE RELEASE:

FORTRESS AMERICA ACQUISITION CORPORATION
AND TSS/VORTECH ANNOUNCE $13.1 MILLION IN NEW BUSINESS FOR FOURTH QUARTER OF 2006

ARLINGTON, VA - January 8 , 2007 - Total Site Solutions (TSS) and Vortech, private companies providing comprehensive services for the planning, design, and development of mission critical facilities and information infrastructure, today announced that during the fourth quarter of 2006, they had closed on new business contracts cumulatively representing more than $13.1 million in expected revenue. This revenue, which is expected to be realized in the first six months of 2007, represents a 67.9% sequential increase from the $7.8 million in new business wins in the third quarter of 2006.

TSS and Vortech have agreed to be acquired by Fortress America Acquisition Corporation (OTCBB: FAAC), a special purpose acquisition company. Upon consummation of the acquisition, Tom Rosato, TSS’s Chairman, will become Chief Executive Officer of Fortress America and Harvey Weiss, currently CEO of Fortress America, will become Chairman of the Board. It is expected that, upon consummation of the acquisition, Fortress America will change its name to Fortress International Group, Inc.

The $13.1 million in new business wins arose from more aggressive marketing efforts across all aspects of the TSS/Vortech operations, including construction management, technology consulting, and facilities maintenance, and includes:

•	$7.8 million for construction management
•	$0.6 million for technology consulting
•	$4.7 million for facilities maintenance

Speaking of the new business, Tom Rosato said, “What is especially gratifying about the new business is how much of it developed out of proposals from technology consulting. This validates our strategy to grow our construction management and facilities management business through our suite of services that follow technology consulting. We have always been confident that, after a customer contracts with us for a technology consulting proposal, we have a very high success rate of converting this initial engagement to even larger contracts. For example, of the $7.8 million in new business for construction management, $4.2 million came from a new client who had initially engaged TSS/Vortech in a consulting capacity. The expanded services to be provided to this client include design, engineering, and construction management services. This is the heart of our business model, and we look forward to reporting many more such successes.”

“The new business is especially relevant because it is proof that the strategy to expand into the commercial marketplace is working,” said Harvey Weiss, CEO of Fortress America. “The new marketing initiatives are bringing TSS/Vortech diversification in industries, and TSS/Vortech’s solution path and delivery success are bringing real expansion opportunities.”

About Total Site Solutions

VTC, L.L.C., doing business as Total Site Solutions (“TSS”), supplies industry and government with secure data centers and other mission critical facilities designed to survive terrorist attacks, natural disasters, and blackouts. TSS’s comprehensive suite of services, multi-disciplinary expertise, and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients and the end users of its services include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies. For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

About Vortech, LLC

Vortech, LLC (“Vortech”) provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added systems and network integration services for perimeter security and access control where physical security and information technology intersect. For more information, visit www.govortech.com.

About Fortress America

Fortress America Acquisition Corporation (“Fortress America”) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the fast-growing homeland security industry. Fortress America’s acquisition efforts are focused on companies that are able to serve both government and commercial customers with successful products and services that provide vital protection from security threats and natural disasters for people, physical assets, and/or critical information infrastructure.

Safe Harbor

Stockholders of Fortress America are advised to read Fortress America’s definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because it contains important information. The definitive proxy statement will be mailed to stockholders of record as of December 28, 2006, the record date established for voting on the acquisition of TSS and Vortech. Stockholders can obtain a copy of the definitive proxy statement, without charge, by directing a request to: Fortress America Acquisition Corporation, 4100 Fairfax Drive, Suite 1150, Arlington, VA 22203. The definitive proxy statement can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov.

Fortress America and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Fortress America’s stockholders to be held to approve the acquisition of TSS and Vortech. Information regarding Fortress America’s directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission, and such information is also available in the definitive proxy statements. No person other than Fortress America and its proxy solicitor, Advantage Proxy, has been authorized to give any information or to make any representations on behalf of Fortress America or TSS and Vortech in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Fortress America.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Fortress America, TSS, Vortech and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Fortress America’s, TSS’ and Vortech’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, as well as other relevant risks detailed in Fortress America’s filings with the U.S. Securities and Exchange Commission, could cause actual results to differ from those set forth in forward-looking statements:

•	Fortress America being a development stage company with no operating history;
•	Fortress America’s dependence on key personnel, some of whom may not remain with Fortress America following a business combination;
•	Risks that the acquisition of TSS and Vortech may not be completed due to failure of the conditions to closing being satisfied or other factors;
•	Fortress America personnel allocating their time to other businesses and potentially having conflicts of interest with our business;
•	The ownership of Fortress America’s securities being concentrated; and
•	Risks associated with the mission-critical sector in general and the homeland security sectors in particular.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Fortress America undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.